As filed with the Securities and Exchange Commission on September 14, 2004
                      Registration No. 333-106291
 =========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                    FORM SB-2 REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                          AMP PRODUCTIONS, LTD.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)


  Nevada                          7812                       98-0400189
(State or jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
 of incorporation        Classification Code Number)    Identification No.)
 or organization)

                    Suite 500, 666 Burrard Street
               Vancouver, British Columbia Canada V6C 2X8
                            (604) 639-3169
             -----------------------------------------------
      (Address and telephone number of principal executive offices)

                         Laughlin International
                           2533 Carson Street
                       Carson City, Nevada  89706
                              (775) 883-8484
            -------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not
Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                        DEREGISTRATION OF SECURITIES

AMP Productions, Ltd., originally registered a best efforts, no minimum, 1,750,000 common shares ("Shares") maximum offering at a price of $0.10 per share. The Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-106291 (the "Registration Statement").
We have sold 1,063,400 of the Shares registered under the Registration Statement. The offering was terminated on June 16, 2004. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 686,600 Shares that remain unsold under the Registration Statement.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on August 31, 2004.


                                     AMP PRODUCTIONS, LTD.



                                     By: /s/ Thomas E. Mills
                                         --------------------------------
                                         Thomas E. Mills
                                         President, Chief Principal
                                         Accounting Officer and a
                                         Director

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas E. Mills
------------------------   President, Chief Financial    August 31, 2004
Thomas E. Mills            Officer and a Director


/s/ Fidel Thomas
-----------------------    Secretary, Vice-President     August 31, 2004
Fidel Thomas               and a Director